Exhibit 99.(a)(42)

From: Nijs, de, H.W. (Henk) (W&O Financin BC Carrier Services)

Sent: Wednesday, June 10, 2009 7:58 AM

To: Schot, van der, P.J. (Paul) (W&O CS iBasis Office)

Subject: scenario_iBasis_2009-2010-HN-19-05-09.xls

Attachments: scenario iBasis 2009-2010-HN-19-05-09.xls JX 261

                                                                                                                                                JX 261

Confidential                                                                                                                          KPN00046451

GLENN MELONI REPORT APRIL 2009 -1 Month YTD Current Quarter Actuals Year Plan Actuals Actuals Year Plan Actuals In millions of USD Actual Year Plan Actuals Actuals Year Plan 2008 2009 2009 2008 2009 2009 Unless otherwise stated 2008 2009 2009 2008 2009 2,047.0 1,966.3 1,565.0 7,933.0 7,766.0 6,703.0 Total Volume (x 1 mln) 6,181.0 5,900.0 1,565.0 23,526.0 24,100.0 1,859.0 1 766.3 1,380.0 7,235.0 6,966.0 5,969.0 - third parties 5,586.0 5,300.0 1,380.0 21,213.0 21,700.0 188.0 200.0 185.0 698.0 800.0 734.0 - intercompany 595.0 600.0 185.0 2,313.0 2,400.0 119.0 107.0 79.9 443.9 418.3 335.4 Total net revenue 360.8 321.1 79.9 1,323.6 1,312.8 0.0% % growth Year on Year 0.0% 100.2 90.3 64. 7 374.8 351.4 276.5 - third party revenues 299.2 270.9 64.7 1,097.5 1,112.0 18.8 16. 7 15.3 69.0 66.9 59.0 - intercompany revenues 61.7 50.2 15.3 226.1 200.8 (106.6) (96.6) (70.6) (396.1) (378.3) (295.1) Cost of services and goods (323.4) (289.8) (70.6) (1,187.4) (1,184.7) 12.3 10.5 9.4 47.7 40.1 40.4 Gross Margin 37.5 31.3 9.4 136.2 128.1 10.3% 9.8% 11.7% 10.7% 9.6% 12.0% 10.4% 9.8% 11.7% 10.3% 9.8% (8.9) (7.9) (6.8) - (35.4) (31.5) (29.0) Other operating expenses (25.5) (22.1) (6.8) (95.1) (90.7) - - - - - Other income/expenses - - - (115.6) (104.5) (77.4) - (431.5) (409.7) (324.1) Total operating expenses (348.9) (311.9) (77.4) (1,282.5) (1,275.4) -24.9% % growth Year on Year 303.2% 3.4 2.5 2.6 - 12.3 8.6 11.4 EBITDA 12.0 9.2 2.6 41.1 37.4 2.9% 2.4% 3.2% 2.8% 2.1% 3.4% EBITDA Margin (%) 3.3% 2.9% 3.2% 2.8% (2.5) (3.1) (2.7) - (9.7) (12.5) (11.0) Depreciation and amortization (8.5) (9.4) (2.8) - (38.0) 0.9 (0.6) (0.1) - 2.6 (4.0) 0.4 Operating result (EBIT) 3.5 (0.2) (0.2) 41.1 (0.6) 0.8% -0.6% -0.1% 0.6% -0.9% 0.1% EBIT margin (%) 1.0% 0.0% -0.3% 0.0% (1.9) (1.3) 0.4 (5.7) (3.8) (1.9) Capex (5.7) (3.8) (1.9) (15.0) - - Changes in working capital - - (5.8) 1.5 1.2 3.0 (0.4) 6.7 4.8 9.5 Cash Flow 9.5 5.5 0.7 16.6 % growth Year on Year Month YTD Current Quarter Actuals Year Plan Actuals Actuals Year Plan Actuals In millions of USD Actual Year Plan Actuals Actuals Year Plan 2008 2009 2009 2008 2009 2009 Unless otherwise stated 2008 2009 2009 2008 2009 2,047.0 1,966.3 1,565.0 7,933.0 7,766.0 6,703.0 Total Volume (x 1 mln) 6,181.0 5,900.0 1,565.0 23,526.0 24,100.0 119.0 107.0 79.9 - 443.9 418.3 335.4 Total Revenues 360.8 321.1 79.9 - 1,323.6 1,312.8 % growth Year on Year Cost of access Distribution fees Cost of goods sold (106.6) (96.6) (70.6) (396.1) (378.3) (295.1) Costs of services sold (323.4) (289.8) (70.6) (1,187.4) (1,184.7) (106.6) (96.6) (70.6) (396.1) (378.3) (295.1) Costs of services and goods (323.4) (289.8) (70.6) (1,187.4) (1,184.7) % growth Year on Year 12.3 10.5 9.4 - 47.7 40.1 40.4 Contribution Margin 37.5 31.3 9.4 - 136.2 128.1 Network costs Marketing & sales costs Confidential KPN00046452

(1.0) (6.0) (5.6) - - (11.8) (11.5) General & admin. costs (17.2) (17.8) - - - (77.8) Changes in provision & other (8.9) (7.9) (6.8) (35.4) (31.5) (29.0) Other operating expenses (25.5) (22.1) (6.8) (95.1) (90.7) % growth Year on Year (115.6) (104.5) (77.4) (431.6) (409.7) (324.1) Total costs and expenses (348.9) (311.9) (77.4) (1,282.5) (1,275.4) 234.5 211.5 157.3 875.4 828.1 659.5 EBITDA 709.7 633.0 157.3 2,606.1 2,588.2 197.1% 197.6% 196.8% 197.2% 197.9% 196.6% EBITDA Margin (%) 196.7% 197.1% 196.8% 196.9% 197.2% Month YTD Current Quarter Actuals Year Plan Actuals Actuals Year Plan Actuals In millions of USD Actual Year Plan Actuals Actuals Year Plan 2008 2009 2009 2008 2009 2009 Unless otherwise stated 2008 2009 2009 2008 2009 (115.6) (104.5) (77.4) (431.6) (409.7) (324.1) Total operating expenses (348.9) (311.9) (77.4) (1,282.5) (1,275.4) Own work capitalized Costs of materials (106.6) (96.6) (70.6) (396.1) (378.3) (295.1) Work contracted out (323.4) (289.8) (70.6) (1,187.4) (1,184.7) (3.6) (4.0) (3.4) - (10.9) (14.7) (12.9) Salaried and social security (10.7) (11.0) (3.4) - (43.5) (43.5) (1.0) (0.6) (0.3) - (2.8) (2.2) (1.7) Intercompany expenses (2.4) (1.2) (0.3) - (7.2) (7.2) (4.3) (3.3) (3.1) - (21.6) (14.6) (14.4) Other operating expenses (12.4) (9.9) (3.1) - (44.4) (40.0) Confidential KPN00046453

KEUZE 4 Year YEE 2009 EELCO n/12 LAAG 22,000.0 20,109.0 17,128.4 19,600.0 17,907.0 14,979.0 2,400.0 2,202.0 2,149.2 1,106.2 1,006.3 866.4 905.4 829.4 693.8 200.8 176.9 172.6 (975.0) (885.2) (762.2) 127.2 121.1 104.3 11.5% 12.0% 12.0% (90.0) (86.0) (90.0) (1,069.0) (971.2) (852.2) 37.2 35.1 14.3 3.4% 3.5% 1.6% (38.0) (38.0) (38.0) (0.8) (2.9) (23.7) -0.1% -0.3% -2.7% (15.0) (15.0) (15.0) (5.8) (5.8) (5.8) 16.4 14.3 (6.5) Year YEE 2009 EELCO N/12 intern laag 22,000.0 20,109.0 17,128.4 1,106.2 1,006.3 866.4 (979.0) (885.2) (762.2) (979.0) (885.2) (762.2) 2,085.2 1,891.5 1,628.6 Year %% vd omzet YEARPLAN 2009 ACTUAL 2009 ACTUALS 2008 YEAR PLAN 2009 YEE 2009 YEE 2010 100.0% 31.9% 6.1% 19% 1323.6 1,312.8 250.9 100.0% 48 -0. 8% -81.0% -81.0% -90.2% 31.9% 6.0% 19% 1187.4 (1,184.7) (226.4) -90.2% #REF! 136.2 2,497.5 477.2 #REF! 10.3% 190.2% 190.2% #REF! -6.5% 34.7% 7.5% 22% 95.1 (90.7) (17.3) -6.9% #REF! -97.2% 32.1% 6.1% 19% 1,282.5 (1,275.4) (243.7) -97.2% #REF! 2.8% 24.7% 6.9% 28% 41.1 2,588.2 494.6 197.2% #REF! 3.1% 197.2% 197.2% #REF! -2.5% 24.7% 7.4% 38.0 (20.0) (15.0) (15.0) (15.0) (5.8) (5.8) – 2,567.4 473.8 #REF! Confidential KPN00046454

	P	Q	R	S	T	U	V	W	X	Y	Z	AA	AB	AC	AD	AE	AF	AG	AH
62																			
63																			
64	(90.0)	(86.0)	(90.0)																
65																			
66																			
67	(1,069.0)	(971.2)	(852.2)																
68																			
69	2,175.2	1,977.5	1,718.6																
70	196.6%	196.5%	198.4%																
71																			
72																			
73	Year																		
74		YHE																	
75		2009																	
76	EELCO	n/12	intern laag																
77																			
78	(1,069.0)	(971.2)	(852.2)																
79																			
80																			
81	(979.0)	(885.2)	(762.2)																
82	(43.5)	(43.5)	(43.5)																
83	(7.2)	(7.2)	(7.2)																
84	(39.3)	(35.3)	(39.3)																

Confidential

KPN00046455

II III %% vd YEE %% vd YEE %% vd omzet 2010 omzet 2010 omzet 100.0% 1,080.0 100.0% 1,250.0 100.0% 330.5% 398.3% 0.3% #REF! (974.6) -90.2 (1,128.0) -90.2% 2,054.6 2,378.0 190.2% 190.2% #REF! #REF! #REF! (86.4) -6.9% #REF! #REF! #REF! (1,214.4) -97.2% #REF! #REF! #REF! 2,464.4 197.2% #REF! 197.2% (15.0) (15.0) ¬ #REF! 2,449.4 Confidential KPN00046456

                AI           AJ           AK          AL          AM

64

65

66

67

68

69

70

71

72

73

74

75

76

77

78

79

80

81

82

Confidential                                                                                                                          KPN00046457

2008 ACT Volume x 1 mln 23,526.0 Groei VOLUME Insourcing Total minutes x 1 mln 23,526.0 Revenues x 1 mln USD 1,323.6 Third Parties 1,122.8 Costs x 1 mln USD -1,187.4 Gross Margin x 1 mln USD 136.2%% 10.3% Other OPEX x 1 mln USD -95.1 EBITDA x 1 mln USD 41.1 ARPM x 1 USD 0.0563 PRIJSONTWIKKELING ACPM x 1 USD -0.0505 PRIJSONTWIKKELING Verhouding Procurement Revenues 89.7% Depreciation and amortization EBIT CAPEX o.w. Cost of Insourcing Changes in working capital Cash Flow % growth Year on Year Insourcing Bij aanschaf activeren en over een N periodes afschrijven, plus in de omzet en directe inkoop kosten (EBITDA effect) Activering wordt afgeschreven resultaat zichtbaar op EBIT niveau TDC op jaarbasis is Insourcing moet dus een grote partij zijn Volume Groei I 6% II 12% III 12% Prijsdaling Verkoopprijs gemiddeld daalt per jaar met Confidential KPN00046458

2009 2009 2010 2010 20l0 2010 2010 PLAN JEV I Ia II III GROEI INSOURCE 24,100.0 22,000.0 23,320.0 23,320.0 24,640.0 24,640.0 24,640.0 Volume 6.0% 6.0% 12.0% 12.0% Groei VOLUME 2,500.0 2,500.0 2,500.0 Insourcing 24,100.0 22,000.0 23,320.0 25,820.0 24,640.0 27,140.0 24,640.0 2,500.0 Total minutes 6% 17% 12% 23% 12% 11% 1,312.8 1,106.2 1,113.9 1,233.4 1,177.0 1,296.4 1176.9968 119.4193182 Revenues 1,112.0 905.4 Third Parties -1,184.7 -978.8 -991.9 -1,108.7 -1,050.0 -1,165.4 -1,059.1 -106.2831932 Costs 128.1 127.4 122.0 124.7 127.0 131.0 117.9 13.1 Gross Margin 9.8% 11.5% 11.0% 10.1% 10.8% 10.1% -90.7 -90.0 -90.0 -90.0 -90.0 -90.0 Other OPEX 37.4 37.4 32.0 34.7 37.0 41.0 EBITDA 0.0545 0.0503 0.0478 0.0478 0.0478 0.0478 0.0478 0.0478 ARPM -3.2% -10.6% -5.0% -5.0% -5.0% -5.0% PRIJSONTWIKKELING -0.0492 -0.0445 -0.0425 -0.0429 -0.0426 -0.0429 -0.0426 -0.042513277 ACPM -2.6% -11.8% -4.4% -3.5% -4.2% -3.5% -4.2% -4.4% PRIJSONTWIKKELING 90.2% 88.5% 89.0% 89.9% 89.2% 89.9% Verhouding Procurement Revenues 38.0 38.0 38.0 38.0 38.0 38.0 Depreciation and amortization 75.4 75.4 70.0 72.7 75.0 79.0 EBIT -15.0 -15.0 -15.0 -15.0 -15.0 -15.0 CAPEX o.w. Cost of Insourcing -5.8 -5.8 0.0 0.0 0.0 0.0 Changes in working capital 16.6 0.0 16.6 0.0 17.0 19.7 22.0 26.0 Cash Flow % growth Year on Year 25.27027027 0 Insourcing 400 mln minuten met Bruto Marge 2 HOGE MARGE 11% mln USD Normaal Volume Groei Agressief Agressief en Insourcing 5% Prijsdaling Confidential KPN00046458

KOLOM S en T in presentatie naar EELCO 2009 JEV x 1 mln 22,000.0 x 1 mln 22,000.0 x 1 mln USD 1,106.2 905.4 x 1 mln USD -979.0 x 1 mln USD 127.2%% 11.5% x 1 rain USD -90.0 x 1 mln USD 37.2 x 1 USD 0.0503 5.3% x 1 USD -0.0445 -11.8% 88.5% 38.0 75.2 -15.0 -5.8 16.4 Bij aanschaf activeren en over een N periodes afschrijven, plus in de omzet en directe inkoop kosten (EBITDA effect) Activering wordt afgeschreven resultaat zichtbaar op EBIT niveau I 6% TDC op jaarbasis is II 12% Insourcing moet dus een grote partij zijn III 12% Verkoopprijs gemiddeld daalt per jaar met Confidential KPN00046458

2010 II 23,320.0 6.0% 1,680.0 25,000.0 14% 1,194.2 969.2 -1.066.4 127.8 10.7% -86.0 41.8 0.0478 -5.0% -0.0427 -4.1% 89.3% 2010 2011 2012 2013 -1.433 -2.867 -2.867 -1.433 -8.600 38.0 79.8 -23.6 -8.6 0.0 18.2 400 mln minuten 2 mln USD HOGE MARGE 11% Normaal Agressief Agressief en Insourcing 5% Confidential KPN00046461

	A	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P
1									YEARPLAN	PLAN	ACT		I	II		
2					2007	2007-Q1	2008	2008-Q1	2009	2009 Q1	2009 Q1		2009	2009	2009	2010
3			Volume	x 1 mln	23,640	5,553	23,526	5,886	24,100	5,800	5,138		21,349	20,536	22,820	22,136
4							-0.5%		2.4%	-1.5%	-11.4%		-9.3%	-12.7%	-3.0%	-3.0%
5			Aandeel Q1 in ACT YEAR			23%		25.0%		24.1%			24.1%	25.0%		
6																
7																
8			Revenues	x 1 mln USD			1,323.6	324.903	1,312.8	311.3	256.0		1,066.6	0.0		
9																
10			Costs	x 1 mln USD			-1,187.4	-289.5	-1,184.7	-281.7	-224.9		-937.2	0.0		
11																
12			Gross Margin	x 1 mln USD			**136.2**	**35.401**	**128.1**	**29.6**	**31.0**		**129.4**	**0.0**		
13							10.3%	10.9%	9.8%	9.5%	12.1%		12.1%	#DIV/0!		
14																
15			Other OPEX	x 1 mln USD			95.1	-35.4	-90.7	-31.5	22.1		63.6	#DIV/0!		
16																
17			Aandeel Q1 in ACT YEAR					-37%		35%						
18			EBITDA	x 1 mln USD			**41.1**	70.8	**218.8**	61.1	9.0		**65.8**	**#DIV/0!**		
19																
20			ARPM	x 1 USD			0.0563	0.0552	0.0545	0.0537	0.0498		0.0500		0.0000	0.0000
21			GROWTH n-/- 1						-3.2%	-2.8%	-9.7%		-11.2%			
22																
23			ACPM	x 1 USD			-0.0505	-0.0492	-0.0492	-0.0486	-0.0438		-0.0439		0.0000	0.0000
24			GROWTH n-/- 1						-2.6%	-1.3%	-11.0%		-13.0%			
25			Verhouding Procurement Revenues					-89.1%	-90.2%	-90.5%	-87.9%		**-87.9%**			

Confidential KPN00046462